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                            Fedders Corporation
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              (Name of Registrant as Specified in Its Charter)


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  (Name of Person(s) Filing Proxy Statement If Other Than the Registrant)

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                      [Fedders Corporation Letterhead]

                              Fedders Corporation Westgate Corporate Center
                                                   505 Martinsville Road
                                                   P.O. Box 813
                                                   Liberty Corner, NJ 07938
                                                   Tel: 908-604-8686
                                                   Legal Fax: 908-604-8576

28 February 2002



Holders of Common Stock
 of Fedders Corporation
Attn:

                  Re:      Fedders Corporation
                           Recapitalization Plan

Dear Sir or Madam:

Attached is a news release which we issued yesterday to give notice that we adjourned our annual meeting to allow stockholders more time to vote, or to reconsider how they voted, on proposal number 8 on the proxy card, which relates to our proposed recapitalization plan.

As indicated in the news release, seven of the eight proposals that must be approved by stockholders for the recapitalization plan to become effective have been approved. The eighth proposal is very close to approval.

As indicated in our proxy material, we strongly believe that the plan to eliminate the non-voting stock is in the best interest of all the stockholders. As a holder of common stock you will receive 1.1 shares, representing a 10% increase in your current holdings, of new common stock. Those holders who failed to vote or voted against this proposal have, in effect, voted against a 10% dividend increase, assuming the dividend remained at its current level.

We urge you to consider management recommendations to vote for proposal number 8. If you have any questions, please call Michael Giordano at 908-604-8686, extension 4265 or Kent Hansen at 908-604-8686, extension 4211.

Thank you for your consideration.

Sincerely,

/s/ Kent E. Hansen

Kent E. Hansen
Corporate Secretary




FEDDERS ANNUAL MEETING OF STOCKHOLDERS
ADJOURNED TO MARCH 26, 2002


Liberty Corner, NJ - February 27, 2002 - Fedders Corporation
(NYSE: FJC) a leading global manufacturer of air treatment products, including air conditioners, air cleaners, dehumidifiers and humidifiers, and thermal technology products, today announced that its Annual Meeting of Stockholders has been adjourned to March 26, 2002 at 10:30 AM at Fedders' headquarters, in order to allow more time for interested common stockholders to submit proxies with respect to one of the proposals in connection with its recapitalization plan. Implementation of the plan requires approval of eight proposals. Seven of the eight proposals have been approved. None of these proposals, including the recapitalization, will be effective unless proposal number eight is approved. The eighth proposal needs an additional three percent of the outstanding common shares to vote for approval. This may be new votes or a change of a "no" vote on proposal number eight. If approved, the common stockholders will receive
1.1 shares of new common stock, class A stockholders will receive 1 share of new common stock and class B stockholders will receive 1.1 shares of new class B stock.



This news release includes forward-looking statements that are covered under the "Safe-Harbor" clause of the Private Securities Litigation Reform Act of 1995. Such statements are based upon current expectations and assumptions. Actual results could differ materially from those currently anticipated as a result of known and unknown risks and uncertainties including, but not limited to, weather and economic, political, market and industry conditions and reliance on key customers. Such factors are described in Fedders' SEC filings, including its most recently filed annual report on Form 10-K. The company disclaims any obligation to update any forward-looking statements to incorporate developments occurring after release of this announcement. Visit the Fedders investor information website at www.fedders.com to access additional information on Fedders.


Contact:  Michael Giordano, (908) 604-8686
            Investorrelations@fedders.com

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